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                                                               EXHIBIT 99.1

                             JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share of Smurfit-Stone Container Corporation, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 24th day of November 1998.

                                    SMURFIT PACKAGING CORPORATION


                                    By:  /s/  Charles A. Hinrichs
                                       -----------------------------------
                                       Name:  Charles A. Hinrichs
                                       Title: Vice President and Treasurer




                                    SMURFIT INTERNATIONAL B.V.


                                    By:  /s/  Michael O'Riordan
                                       -----------------------------------
                                       Name:  Michael O'Riordan
                                       Title: Managing Director



                                    JEFFERSON SMURFIT GROUP PLC


                                    By:  /s/  Michael R.J. Pettigrew
                                       -----------------------------------
                                       Name:  Michael R.J. Pettigrew
                                       Title: Secretary


Date:  November 24, 1998